LOCK UP AGREEMENT

THIS LOCK UP AGREEMENT is made as of the 15th day of January, 2008

AMONG:
THERETIREMENTSOLUTION.COM, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 110 William Street, 22nd Floor, New York, New York 10038 (“Company”)

AND:
ROMEL ENTERPRISES, INC., a corporation formed pursuant to the laws of the State of Utah and having an address at 125 East Main Street, Suite 121, American Fork, Utah 84030 (“Romel”);

AND:
TYVAN ENTERPRISES, INC., a corporation formed pursuant to the laws of the State of Utah and having an address at 125 East Main Street, Suite 121, American Fork, Utah 84030 (“Tyvan”);

AND:
BADACO, INC., a corporation formed pursuant to the laws of the State of Utah and having an address at 125 East Main Street, Suite 121, American Fork, Utah 84030 (“Badaco”);

AND:
LUCASA, LLC, a limited liability company formed pursuant to the laws of the State of Utah and having an address at 265 North 20 West, Pleasant Grove, Utah 84062 (“Lucasa”);

 AND:
KAYS CREEK CAPITAL MANAGEMENT, LLC, a limited liability company formed pursuant to the laws of the State of Utah and having an address at 1836 West Phillips Street, Kaysville, Utah 84037 (“Kays”);

AND:
JOHN E. ROBINSON, an individual having an address at 1316 E. 150 S., Springville, Utah 84663 (“Robinson” and together with Romel, Tyvan, Badaco, Lucasa and Kays, the “Principals”).

WHEREAS:

A. Company is a reporting company whose common stock is traded on the Over the Counter Bulletin Board;

B. Pursuant to the terms of a Membership Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) among Company, Boya Systems, LLC, Lucasa, Kays and Investment Tools and Training, LLC, the Principals were issued shares of Company common stock (the “Purchase Shares”) and debentures convertible into shares of Company common stock (the “Debenture Shares”);

C. The Purchase Shares, together with any securities received in replacement of such shares or as stock dividends or splits on the Purchase Shares, all securities received in replacement of the Purchase Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which the Principal is entitled by reason of Purchaser’s ownership of the Purchase Shares, but specifically excluding any shares of Company common stock acquired by Principals on the open market or any Debenture Shares, are referred to collectively herein as the “Company Shares;”

D. As an inducement to enter into the Purchase Agreement, the Principals have agreed to limit the sales of Company Shares in accordance with the terms hereof.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
SHARE RESTRICTION

1.1 The Principals hereby agree that they will not, directly or indirectly, without the prior written consent of Company, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any Company Shares; provided, however, notwithstanding the foregoing restrictions on transfer:

(a) for the period commencing on the six month anniversary of the date hereof until the one year anniversary of the date hereof, the Principals may transfer up to an aggregate of 12.5% of their respective Company Shares;

(b) for the period commencing on the one year anniversary of the date hereof until the two anniversary of the date hereof, the Principals may transfer up to an aggregate of 25% of their respective Company Shares;

(c) for the period commencing on the two year anniversary of the date hereof until the three year anniversary of the date hereof, the Principals may transfer up to an aggregate of 50% of their respective Company Shares;

(d) for the period commencing on the three year anniversary of the date hereof until the four year anniversary of the date hereof, the Principals may transfer up to an aggregate of 75% of their respective Company Shares; and

(e) upon the four year anniversary of the date hereof, the restrictions set forth in this Section 1.1 shall automatically terminate.

1.2 In order to ensure the Principals compliance with the provisions of Section 1.1, the Principals agree to only sell their Company Shares through American Capital Partners, LLC, as agent for the respective Principals, shall execute the agreements with American Capital Partners, LLC, as annexed hereto as Exhibit A, for such and shall deliver the Purchase Shares to American Capital Partners, LLC upon the closing of the Purchase Agreement. In the event that American Capital Partners, LLC is unavailable to act as agent for the Principals in accordance with this Section 1.2, the Principals agree to use such other investment banking firm as may be approved by the Company.

1.3 Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by the Principals, with the exception of shares acquired by Principals on the open market or any Debenture Shares, will be subject to the provisions of this Agreement.

1.4 Notwithstanding the foregoing restrictions on transfer, the Principals may, at any time and from time to time during the term hereof, transfer all or part of the Company Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Principals, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which such Principal is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

ARTICLE 2
GENERAL PROVISIONS

Notice

2.1 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by facsimile shall be deemed to have been received on the actual date of delivery.

Further Assurances

2.2 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Entire Agreement

2.3 The provisions contained herein constitute the entire agreement among Company and the Principals respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Company and the Principals with respect to the subject matter hereof.

Inurement

2.4 This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

2.5 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

2.6 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

2.7 This Agreement is subject to the laws of the State of New York.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

THERETIREMENTSOLUTION.COM, INC.

By:	/s/ Nicholas S. Maturo
Name: Nicholas S. Maturo
Title: Chief Executive Officer

ROMEL ENTERPRISES, INC.

By:	/s/ Robert Oldham
Name: Robert Oldham
Title: President

TYVAN ENTERPRISES, INC.

By:	/s/ Rhett Andersen
Name: Rhett Andersen
Title: President

BADACO, INC.

By:	/s/ Bart D. Coon
Name: Bart D. Coon
Title: President

KAYS CREEK CAPITAL MANAGMENT, LLC

By:	/s/ Ryan Smith
Name: Ryan Smith
Title: Manager

LUCASA, LLC

By:	/s/ Shawn Lucas
Name: Shawn Lucas
Title: Manager

/s/ John E. Robinson
JOHN E. ROBINSON